Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Berry Global Group, Inc. Announces Proposed Offering of First Priority Senior Secured Notes

EVANSVILLE, Ind.-- December 9, 2019-- Berry Global Group, Inc. (NYSE:BERY) (“Berry”) announced today that its wholly-owned subsidiary, Berry Global, Inc. (the “Issuer”), plans to issue €725,000,000 aggregate principal amount across two tranches of first priority senior secured notes due 2025 and senior secured notes due 2027 (collectively, the “Euro Notes”).

The net proceeds from the offering, together with cash on hand, are intended to prepay certain existing term loans of the Issuer and to pay certain fees and expenses related to the refinancing of such term loans and the offering.

The Euro Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Euro Notes have not been and will not be registered under the Securities Act or any state or other securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Berry intends to apply to list the Euro Notes on the Official List of The International Stock Exchange (the “Exchange”). The listing application will be subject to approval by The International Stock Exchange Authority Limited. There is no assurance that the Euro Notes will be listed and admitted to trade on the Official List of the Exchange. Consummation of the offering is not contingent on making an application or obtaining such listing or admission to trading.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Euro Notes will be made only by means of a private offering memorandum.

About Berry Global

Berry, headquartered in Evansville, Indiana, is committed to its mission of ‘Always Advancing to Protect What’s Important,’ and proudly partners with its customers to provide them with value-added protective solutions that are increasingly light-weighted and easier to recycle or reuse. Berry is a leading global supplier of a broad range of innovative non-woven, flexible, and rigid products used every day within consumer and industrial end markets. Berry, a Fortune 500 company, generated $8.9 billion of sales in fiscal 2019. For additional information, visit Berry’s website.

Forward Looking Statements

Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the federal securities laws. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in Berry’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Berry does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

MiFID II professionals/ECPs-only/No PRIIPs KID

Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Berry Global Group, Inc.
Media:
Eva Schmitz, 812-306-2424
evaschmitz@berryglobal.com
or
Investors:
Dustin Stilwell, 812-306-2964
dustinstilwell@berryglobal.com